FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
November 2, 2005	CLIENT/MATTER NUMBER 032092-0114

Ladish Company, Inc.
5481 South Packard Avenue
Cudahy, WI 53110-2244

Ladies and Gentlemen:

        We have acted as counsel for Ladish Company, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of up to 2,000,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), in the manner set forth in the Registration Statement.

        In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Articles of Incorporation and By-Laws, as amended to date; (iii) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Common Stock subject to the Registration Statement; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement that are to be offered and sold from time to time by the Company, when the price or prices and the other terms of sale thereof have been determined by action of a committee of the Board of Directors in the manner contemplated by us as counsel and as so authorized by the Company’s Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement, the Prospectus and any applicable supplement to the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

        We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP FOLEY & LARDNER LLP

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